Exhibit 10.4

SECOND AMENDMENT

TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amendment to Sixth Amended and Restated Credit Agreement (“Amendment”) is made as of April 13, 2009, by and among NATIONAL BEEF PACKING COMPANY, LLC, a Delaware limited liability company (together with its successors and assigns, the “Borrower”), COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as a Documentation Agent and as one of the Lenders, U.S. BANK NATIONAL ASSOCIATION, as a Documentation Agent and as one of the Lenders,  COBANK, ACB, an agricultural credit bank (“CoBank”), as Lead Arranger, Syndication Agent, Swing Line Lender and Administrative Agent for the Lenders (in such capacity, the “Agent”) and as one of the Lenders, and the other financial institutions signatory hereto.

RECITAL

This Amendment is made with respect to the Sixth Amended and Restated Credit Agreement made as of the 25th day of July, 2007 (as amended, modified, supplemented, renewed or restated from time to time, the “Agreement”).  Capitalized terms that are not defined in this Amendment shall have the meanings assigned to them in the Agreement.  The Borrower and the Lenders desire to increase the Commitments by $100,000,000 pursuant to Section 13.29 of the Agreement, to add financial institutions as Lenders and to otherwise amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Amendment, and of any loans or extensions of credit or other financial accommodations heretofore, now or hereafter made to or for the benefit of Borrower, the parties agree as follows:

1.         The table set forth in Subsection (a) and the paragraph following, of the definition of Applicable Margin, set forth in Section 1.2 of the Agreement, Defined Terms, shall be amended to read as follows:

Borrowing Base Availability Level	Amount of Borrowing Base Availability	Base Rate Advance Line of Credit Loan and Swing Line Loans	LIBOR Rate Line of Credit Loan	LC Fees	Non-Use Fee
Level 1	Greater than or equal to $150,000,000	1.75%	2.75%	2.75%	0.50%
Level 2	Less than $150,000,000 but greater than or equal to $50,000,000	2.00%	3.00%	3.00%	0.50%
Level 3	Less than $50,000,000	2.50%	3.50%	3.50%	0.50%

The initial Borrowing Base Availability Level shall be Level 2 until the Borrowing Base Certificate is required to be delivered in October 2009.   The Agent will review each of the Borrower’s Borrowing Base Certificates to determine the amount of Borrowing Base Availability on the Borrowing Base measurement date referenced in the Borrower’s current Borrowing Base Certificate.  Any change in the Borrowing Base Availability will be effective five (5) days after receipt of the relevant Borrowing Base Certificate; provided, however, that if any Borrower’s Borrowing Base Certificate is not delivered on a timely basis in accordance with Section 9.1, the Agent may, at its option, deem the Borrower’s Borrowing Base Availability Level to be Level 3 until ten (10) Business Days after the Agent’s receipt of such Borrowing Base Certificate;

2.         The table set forth in Subsection (b) and the paragraph following, of the definition of Applicable Margin, set forth in Section 1.2 of the Agreement, Defined Terms, shall be amended to read as follows:

Borrowing Base Availability Level	Amount of Borrowing Base Availability	Base Rate Advance Term Loan	LIBOR Rate Term Loan	Non-Use Fee
Level 1	Greater than or equal to $150,000,000	2.00%	3.00%	0.50%
Level 2	Less than $150,000,000 but greater than or equal to $50,000,000	2.25%	3.25%	0.50%
Level 3	Less than $50,000,000	2.75%	3.75%	0.50%

The initial Borrowing Base Availability Level shall be Level 2 until the Borrowing Base Certificate is required to be delivered in October 2009.  The Agent will review each of the Borrower’s Borrowing Base Certificates to determine the amount of Borrowing Base Availability on the Borrowing Base measurement date referenced in the Borrower’s current Borrowing Base Certificate.  Any change in the Borrowing Base Availability will be effective five (5) days after receipt of the relevant Borrowing Base Certificate; provided, however, that if any Borrower’s Borrowing Base Certificate is not delivered on a timely basis in accordance with Section 9.1, the Agent may, at its option, deem the Borrower’s Borrowing Base Availability Level to be Level 3 until ten (10) Business Days after the Agent’s receipt of such Borrowing Base Certificate;

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3.         The definition of Base Rate, set forth in Section 1.2 of the Agreement, Defined Terms, shall be amended to read as follows:

“Base Rate” means a rate per annum announced by the Agent on the first Business Day of each week, which shall be the higher of (a) 150 basis points (1.50 percent) greater than the higher of the one week or one month LIBOR Rate, (b) the Prime Rate; or (c) the Federal Funds Rate plus one half of one percent (0.5%).

4.         The definition of Fixed Charge Coverage Ratio, set forth in Section 1.2 of the Agreement, Defined Terms, shall be amended to read as follows:

“Fixed Charge Coverage Ratio” means, as of the end of any fiscal quarter, the ratio of (a) EBITDA during the four consecutive fiscal quarters then ended, less Net Capital Expenditures during such four fiscal quarter period, less Borrower’s consolidated cash income taxes paid during the four consecutive fiscal quarters then ended to (b) the aggregate amount of all scheduled payments of principal of and interest on Funded Debt during such four fiscal quarter period, plus Equity Distributions made by the Borrower during such four fiscal quarter period.

5.         The definition of LIBOR Rate, set forth in Section 1.2 of the Agreement, Defined Terms, shall be amended to read as follows:

“LIBOR Rate” means (a) with respect to each day during each Interest Period applicable to a LIBOR Rate Account, the per annum rate for the Interest Period selected by Borrower, as quoted by the British Bankers' Association (or if such quotation source is unavailable, such other quotation source as may be reasonably selected by the Administrative Agent) for the purpose of displaying London Interbank Offered Rates for U.S. Dollar deposits, (which shall be the LIBOR rate in effect two Business Days prior to the related Advance) rounded up to the 1/100th of 1% per annum, or (b) with respect to the determination of the Base Rate, the LIBOR rate, as quoted by the British Bankers' Association (or if such quotation source is unavailable, such other quotation source as may be reasonably selected by the Administrative Agent) for the purpose of displaying London Interbank Offered Rates for U.S. Dollar deposits, in each case divided by a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such date to any member bank of the Federal Reserve System in respect of “Eurocurrency liabilities” as defined in Regulation D (or any successor category of liabilities under Regulation D).

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6.         The definition of Line of Credit Loan Commitment, set forth in Section 1.2 of the Agreement, Defined Terms, shall be amended to read as follows:

“Line of Credit Loan Commitment” means as to any Lender, such Lender’s obligation to make Line of Credit Loans up to its Pro Rata Percentage of $225,000,000, as set forth opposite such Lender’s name under the heading “Line of Credit Loan Commitments” on Exhibit 1A-2, subject to Assignments and Acceptances executed and delivered in accordance with Section 13.23, and as such amount may be reduced or terminated from time to time pursuant to Section 4.5 or 11.1; and “Line of Credit Loan Commitments” means, collectively, the Line of Credit Loan Commitments for all the Lenders.

7.         The definition of Maturity Date, set forth in Section 1.2 of the Agreement, Defined Terms, shall be amended to read as follows:

“Maturity Date” means the earliest of (i) the date on which the Commitments are terminated in whole pursuant to Section 11.1, (ii) the date on which the Borrower voluntarily terminates the Commitments in whole and pays the Liabilities in full, (iii) in the case of the Line of Credit Loans, July 25, 2012, (v) in the case of the Term Loans, July 25, 2012, (v) in the case of any Swing Line Bond Loan, the Swing Line Lender’s close of business of the relevant Loan Date and (vi) in the case of any Regular Swing Line Loan, July 25, 2012, or any earlier Business Day specified by notice from the Swing Line Lender to the Borrower and the Lenders.

8.         Subsection (t) of the definition of Matured Default, set forth in Section 1.2 of the Agreement, Defined Terms, shall be deleted.

9.         The definition of Prime Rate, set forth in Section 1.2 of the Agreement, Defined Terms, shall be amended to read as follows:

“Prime Rate” means a rate of interest per annum equal to the “prime rate” as published from time to time in the Eastern Edition of the Wall Street Journal as the average prime lending rate for seventy-five percent (75%) of the United States’ thirty (30) largest commercial banks, or if the Wall Street Journal shall cease publication or cease publishing the “prime rate’’ on a regular basis, such other regularly published average prime rate applicable to such commercial banks as is acceptable to the Administrative Agent in its reasonable discretion.

10.       A new definition of Term Loan Commitment, shall be added to Section 1.2 of the Agreement, Defined Terms, to read as follows:

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“Term Loan Commitment” means as to any Lender, such Lender’s obligation to make Term Loans, or additional Term Loans, as the case may be up to its Pro Rata Percentage of $75,000,000, as set forth opposite such Lender’s name under the heading “Term Loan Commitments” on Exhibit 1A-2, subject to Assignments and Acceptances executed and delivered in accordance with Section 13.23, and as such amount may be reduced or terminated from time to time pursuant to Section 4.5 or 11.1; and “Term Loan Commitments” means, collectively, the Term Loan Commitments for all the Lenders that have a Term Loan Commitment.

11.       The definition of Total Percentage, set forth in Section 1.2 of the Agreement, Defined Terms, shall be amended to read as follows:

“Total Percentage” means with respect to any Lender at any time, a fraction (expressed as a percentage), the numerator of which shall be the combined amount of (a) such Lender’s outstanding Term Loan principal balance, (b)  and such Lender’s outstanding Term Loan Commitment, and (c) such Lender’s Line of Credit Loan Commitment (or, if such Lender’s Line of Credit Loan Commitment shall have expired, the aggregate outstanding principal balance of such Lender’s Line of Credit Loans and Swing Line Loans) at such time, and the denominator of which shall be the combined amount of all the outstanding Term Loan principal balances, Term Loan Commitments and Line of Credit Loan Commitments (or, if the relevant Lenders’ Line of Credit Loan Commitments shall have expired, the aggregate outstanding principal balance of such Lenders’ Line of Credit Loans and Swing Line Loans) of all the Lenders at such time.

12.       The definition of Unallocated Cash Flow, set forth in Section 1.2 of the Agreement, Defined Terms, shall be amended to read as follows:

“Unallocated Cash Flow” means for any period of determination (a) EBITDA during such period, minus (b) the amount of the Borrower’s consolidated cash income taxes paid during such period, minus (c) the amount of the Borrower’s consolidated cash dividends or distributions paid during such period allowed under Section 10.10 (a) and (b) (but not those allowed under Section 10.10 (c), (d) or (e)), minus (d) the net amount of the Borrower’s consolidated capital expenditures during such period (capital items purchased, minus capital items sold, and minus financing for capital items purchased), with it being acknowledged that only fifty percent (50%) of Advances under the Line of Credit during such period that are used for capital expenditures related to the expansion of the Borrower’s Dodge City Facilities shall be included as “financing for capital items purchased” in the foregoing calculation, minus (e) cash interest paid, minus (f) scheduled principal payments made; provided, however, that no portion of the payments made by the Borrower under the Water Services Agreement shall be considered to be interest expense for the purposes of the calculation of Unallocated Cash Flow.

13.       Exhibit 1A to the Agreement shall be replaced by Exhibit 1A -2 attached to this Amendment.

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14.       Section 2.1.2 of the Agreement, Term Loan, shall be amended to read as follows:

2.1.2.   Term Loan.  The Borrower acknowledges that, as of April 13, 2009, term loans are outstanding under this Section 2.1.2 and owed by the Borrower in the aggregate principal amount of $176,902,881, as set forth opposite such Lender’s name under the heading “Amount of Term Loan Outstanding on April 13, 2009” on Exhibit 1A-2.  Each Lender with a Term Loan Commitment as set for on Exhibit 1A-2 severally agrees to make loans to the Borrower from time to time on any one or more Business Days from and after April 13, 2009 (through the Agent as set forth in Section 2.1.4) and after satisfaction of the requirements set forth in Section 9.19, to but excluding the Maturity Date, during which period the Borrower may borrow, up to an aggregate principal amount not exceeding each such Lender’s Pro Rata Percentage of the Term Loan Commitments on such Business Day, in aggregate amounts up to the lesser of (a) the Term Loan Commitments or (b) the amount that would result in the total aggregate amount of then-current term loans outstanding under this Section 2.1.2 exceeding 65% of the net appraised value (net of any prior liens or encumbrances) of fixed assets pledged as security under this Agreement or under the Intercompany Financing Documents (with the 65% of the net appraised value reduced if necessary with respect to fixed assets pledged under the Intercompany Financing Documents to reflect the amounts due under the respective intercompany note and to reflect the value of personal property also pledged under the Intercompany Financing Documents).  Each Lender’s allocation of term loans as of April 13, 2009 together with term loans thereafter made under this Section 2.1.2 is herein collectively called such Lender’s “Term Loan”, and all such loans of all of the Lenders are herein collectively called the “Term Loans”.  The Term Loans may be maintained as LIBOR Rate Advances or Base Rate Advances.  The Term Loans shall be evidenced by and repayable in accordance with the terms of the Borrower’s promissory notes to each of the Lenders (as the same may be amended, supplemented or otherwise modified from time to time, together with any replacements thereof or substitutions therefor, the “Term Notes”), the form of which is attached as Exhibit 2B.  Amounts representing Term Loans which have been repaid by the Borrower may not be reborrowed.

15.       Subsection (a) of Section 2.1.4 of the Agreement, Borrowing Procedures, shall be amended to read as follows:

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(a)        Procedure for Line of Credit Loans.  Any request by the Borrower for Line of Credit Loans hereunder must be given by the Borrower not later than 11:00 a.m. (Denver time) on the third Business Day prior to the date of any proposed LIBOR Rate Advance and not later than 1:00 p.m. (Denver time) on the Business Day prior to the date any Base Rate Advance is proposed to be made.  Each request for Line of Credit Loans hereunder shall be irrevocable and shall be deemed to be a representation by the Borrower that on the requested Loan Date and after giving effect to the requested Line of Credit Loans the applicable conditions specified in Article VIII have been and will be satisfied.  Each request for a Line of Credit Loan hereunder shall specify (i) the requested Loan Date, (ii) the aggregate amount of the Line of Credit Loan to be made on such date, which shall be in a minimum amount of $1,000,000 and an integral multiple of $500,000, (iii) whether such Line of Credit Loans is to be funded as a Base Rate Advances or LIBOR Rate Advances and (iv) in the case of a LIBOR Rate Advance, the duration of the initial Interest Period applicable thereto. Not later than 4:00 p.m. (Denver time) on the Business Day a receipt of such notice is received from the Borrower, the Agent shall advise each Lender of the requested Line of Credit Loans and of such Lender’s ratable share of such Loans.  At or before 10:00 a.m. (Denver time) on the date of the requested Line of Credit Loans, each relevant Lender shall provide the Agent at the Agent’s principal office in Denver with immediately available funds covering such Lender’s Pro Rata Percentage of the requested Loans.  Unless the Agent determines that any applicable condition specified in Article VIII has not been satisfied or waived, the Agent will make available to the Borrower at the Agent’s principal office in Denver, Colorado in immediately available funds not later than 12:00 noon (Denver time) on the requested Loan Date the amount of the requested Line of Credit Loans to the extent received by the Agent.  In accordance with Section 2.1.5(c) the Agent shall not be obligated to provide funds to the Borrower that are not provided to the Agent in accordance with this Section 2.1.4(a).

16.       Subsection (b) of Section 2.1.4 of the Agreement, Borrowing Procedures, shall be amended to read as follows:

(b)        Procedure for Term Loans.  Any request by the Borrower for Term Loans hereunder shall be made in accordance with the same procedure as required for Line of Credit Loans as set forth in the preceding Subsection (a).

17.       Section 4.3 of the Agreement, Term Loan Installments, shall be amended to read as follows:

4.3.      Term Loan Installments.

The principal amount outstanding under the Term Notes shall be payable in semi-annual installments on the last Business Day of each June and December commencing on the last Business Day of December, 2009 as follows: (a) in equal installments of $2,500,000 on the last Business Day of December, 2009 through the last Business Day of December, 2010; (b) thereafter in equal installments of $4,795,737; and (c) in any event with any and all remaining principal outstanding on the Maturity Date being due and payable on the Maturity Date.

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18.       Subsection (b) of Section 4.4 of the Agreement, Mandatory Prepayments of Notes, shall be amended to read as follows:

(b)        Other Mandatory Prepayments.  Additional mandatory prepayments of the Term Notes and Line of Credit Notes shall be payable as follows: (i) on or before the 10th day after the receipt thereof, an amount equal to any Excess Disposition Proceeds; (ii) on or before the 10th day after the receipt thereof, an amount equal to any Excess Debt Proceeds; (iii) on or before the 10th day after the receipt thereof, an amount equal to 50% of any Excess Equity Proceeds; and (iv)  on or before the 120th day after the end of each of the Borrower’s Fiscal Years, an amount equal to fifty percent (50%) of any Unallocated Cash Flow during such Fiscal Year.  All prepayments under this Section 4.4 shall be applied (pro rata among the Lenders) first to the unpaid installments due under the Term Notes in the inverse order of their maturity until all such installments are paid, second to the outstanding principal of the Line of Credit Notes, and third to the outstanding principal of the Swing Line Loans.

19.       Section 6.1 of the Agreement, Non-Use Fee, shall be amended to read as follows:

6.1.      Non-Use Fee.

The Borrower agrees to pay to the Agent for distribution to the Lenders (based on their applicable respective Pro Rata Percentages) a quarterly non-use fee on the daily average unused amount of the Line of Credit Loan Commitments and the Term Loan Commitments, as the case may be, at the applicable rate per annum for the relevant Borrowing Base Availability Level set forth in the definition of Applicable Margin (the “Non-Use Fee”).  The Non-Use Fee shall be due and payable in arrears on the first day of each January, April, July and October hereafter through the Maturity Date applicable to the Line of Credit Loans.  A pro-rated non-use fee shall be due and payable on the first day of the quarter following the Restatement Date and on the Maturity Date applicable to the Line of Credit Loans.  The Non-Use Fee shall be earned as it accrues.  A pro-rated non-use fee shall be due and payable to the Lenders under the Existing Credit Agreement on the Restatement Date. Swing Line Loans shall be considered usage of the Line of Credit Loan Commitments for purposes of this Section 6.1.

20.       A new Section 9.16 shall be added to the Agreement, Funded Debt to EBITDA Ratio, to read as follows:

9.16.    Funded Debt to EBITDA Ratio.

The Borrower shall have a Funded Debt to EBITDA Ratio of not more than 3.75 to 1.00 as at the end of each fiscal quarter.

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21.       A new Section 9.17 shall be added to the Agreement, Mandatory Redemption of Senior Notes, to read as follows:

9.17.    Mandatory Redemption of Senior Notes.

From time to time, but on or before December 31, 2009 the Borrower shall have redeemed $100,000,000 in the aggregate face amount of the Senior Notes.

22.       A new Section 9.18 shall be added to the Agreement, New Equity Contribution, to read as follows:

9.18.    New Equity Contribution.

On or before April 13, 2009 the Borrower shall have received not less than $75,484,071 of cash proceeds of the issuance by Borrower of equity interests on terms acceptable to the Agent.  Notwithstanding the definition thereof or the terms of Section 4.4(b), the cash proceeds referred to in this Section 9.18 shall not be included in Excess Equity Proceeds and shall not result in a mandatory prepayment of the Term Notes.

23.       A new Section 9.19 shall be added to the Agreement, Additional Collateral, to read as follows:

9.19.    Additional Collateral.

On or before August 13, 2009 (which date may be extended up to 60 days at the discretion of the Agent) the Borrower shall have delivered to the Agent, in form and substance acceptable to the Agent:

(a)        amendments or modifications to the Security Agreement, the Kansas Mortgage, the Pennsylvania Mortgage and the Intercompany Loan Documents specified by the Agent in order to reflect the changes that are set forth in this Agreement;

(b)        new mortgage documents to grant to the Agent for the ratable benefit of the Lenders, liens against the properties known as National Beef Leathers – Tannery, and Moultrie, GA – Case Ready Plant;

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                        (c)        With respect to the mortgages and the properties covered thereby in the preceding Subsections (a) and (b):  (i) Commitments for Mortgagee's Title Insurance Policies, or date down and modification endorsements to existing Policies, as the case may be; (ii) ALTA Surveys with Flood Plain Certifications; (iii) Phase I Environmental Assessment Report(s); (iv) Current "As-is" appraisals which shall contain a certification that the appraiser's analysis, opinions, and conclusions conform with the regulations promulgated under Title XI of the Federal Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as well as the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Appraisal Institute as required by the Agent; and (v) Opinions of legal counsel in each state where the property is located.

24.       Subsection (j) of Section 10.4 of the Agreement, Indebtedness, shall be amended to read as follows: “(j) in the case of the Borrower, any unsecured refinancing of the Senior Notes that have not been redeemed, up to $30,000,000 in aggregate principal amount on terms reasonably satisfactory to the Required Lenders, so long as no Default or Matured Default shall have occurred and be continuing or would result from such refinancing”.

25.       Section 10.7 of the Agreement, Capital Investment Limitations, shall be amended to read as follows:

10.7.    Capital Investment Limitations.

The Borrower shall not make or become legally obligated to make any Net Capital Expenditures exceeding $60,000,000 in the aggregate during any Fiscal Year, provided that commencing with Fiscal Year 2010, in the event Net Capital Expenditures in the prior Fiscal Year were $55,000,000 or less, then the Borrower shall not make or become legally obligated to make any Net Capital Expenditures exceeding $65,000,000 in the aggregate during such Fiscal Year.

26.       Section 10.10 of the Agreement, Equity Distributions, shall be amended to read as follows:

10.10.  Equity Distributions.

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The Borrower shall not directly or indirectly, make any Equity Distributions, except that (a) the Borrower may make quarterly distributions to its Members in respect of Borrower’s taxable income, in amounts proportionate to the respective percentage interests of each of such Member so that each such Member shall have received an amount equal to 48% of such Member’s share of the Borrower’s net taxable income for the relevant quarter, provided that if the aggregate distribution made during any calendar year exceeds 48% of the Borrower’s actual net taxable income for such year, then the excess distribution for such tax year shall be applied to the permitted distributions for the immediately subsequent quarters, Dollar-for-Dollar, until all such excess has been applied to future permitted distributions, (b) the Borrower may, provided that no Default or Matured Default has occurred and is continuing or would be caused thereby, make distributions to pay an annual 5% return on its Class A Units, (c) the Borrower may, (i) provided that no Default or Matured Default has occurred and is continuing or would be caused thereby, and provided that Borrower’s EBITDA for the then prior four fiscal quarters was at least $160,000,000 or provided that Borrower’s Funded Debt to EBITDA Ratio was not more than 2.75 to 1.00 as at the end of the then preceding fiscal quarter, make distributions to pay up to an annual 7% return on up to $75,484,071 of the equity interests issued in accordance with Section 9.18 (as increased by the amount of any payment in kind notes issued in lieu of cash distributions), or (ii) if either such conditions are not satisfied, issue payment in kind notes in lieu thereof in an amount equal to an annual 7% return on up to $75,484,071 of the equity interests issued in accordance with Section 9.18 (as increased by the amount of any payment in kind notes issued in lieu of cash distributions), (d) provided that no Default or Matured Default has occurred and is continuing or would be caused thereby, and provided that the cash proceeds of the issuance by Borrower of equity interests as set forth in Section 9.18 have been received, Borrower may redeem its equity interests for a purchase price not to exceed $125,500,000; and (e) in addition to the foregoing, (i) if Borrower’s Funded Debt to EBITDA Ratio at the end of a Fiscal Year is less than or equal to 2.00 to 1.00 but greater than 1.50 to 1.00, then during Borrower’s Fiscal Year following, and provided that no Default or Matured Default has occurred and is continuing or would be caused thereby, make distributions from Unallocated Cash Flow in respect of any or all equity interests outstanding in an amount equal to the lesser of (A) an amount not to exceed fifty percent (50%) of any Unallocated Cash Flow, or (B) $10,000,000 of Unallocated Cash Flow; or (ii) if Borrower’s Funded Debt to EBITDA Ratio at the end of a Fiscal Year is less than or equal to 1.50 to 1.00, then during Borrower’s Fiscal Year following, and provided that no Default or Matured Default has occurred and is continuing or would be caused thereby, make distributions from Unallocated Cash Flow in respect of any or all equity interests outstanding in an amount equal to the lesser of (A) an amount not to exceed fifty percent (50%) of any Unallocated Cash Flow, or (B) $15,000,000 of Unallocated Cash Flow.

27.       Notwithstanding the terms of Section 10.11 of the Agreement, Amendment of Organizational Documents, Borrower shall be permitted to amend their organizational documents to provide for additional equity interests additional equity contributions and for distributions in respect of those equity interests consistent with the terms of the Agreement.

28.       Section 10.14 of the Agreement, Prepayment of Debt, shall be deleted in its entirety.

29.       Notwithstanding the various terms of the Agreement to the contrary (specifically including but not limited to Section 10.3), the Agent, the Borrower, NBC and National Beef Leathers, may in the discretion of the Agent, without the consent of the Required Lenders, execute amendments to this Agreement, the Intercompany Financing Documents and the other Financing Documents to (a) initially cause National Beef Leathers to execute and deliver Intercompany Financing Documents, and (b) subsequently, and provided that the all Senior Notes have been redeemed, cause NBC and National Beef Leathers to become co-borrowers under this Agreement and the other Financing Documents.

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30.       This Amendment shall be effective as of its date and funds transfers shall be made through the Agent so that each Lender holds its pro rata share of the outstanding principal balance of the Loans, conditioned upon the execution and delivery to the Agent of: (a) this Amendment, executed by the Borrower, the Lenders making new or additional Commitments, and at least the Required Lenders; (b) Notes payable to those Lenders with new or additional Commitments; (c) Secretaries Certificates from the Borrower relating to resolutions, incumbency, etc; and (d) Opinion of Counsel for Borrower; and the payment the Arrangement Fee to the Agent and the payment of the Upfront Fees to the Lenders as set forth in the separate fee letter between the Borrower and the Agent dated March 30, 2009.

            31.       U.S. Bank National Association, as a new Lender: (a) confirms that it has received copies of the Financing Agreements, together with copies of the most recent financial statements referred to in Section 9.1 of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (b) agrees that it will, independently and without reliance upon the Agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (c) appoints and authorizes the Agent to take such action on it’s behalf and to exercise such powers under the Financing Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement and the other Financing Documents are required to be performed by it as a Lender; and (e) specifies as its address for notices the office set forth in the information it has provided to the Agent.

32.       This Amendment shall be an integral part of the Agreement, and all of the terms set forth therein are hereby incorporated in this Amendment by reference, and all terms of this Amendment are hereby incorporated into said Agreement as if made an original part thereof.  All of the terms and conditions of the Agreement, which are not modified in this Amendment, shall remain in full force and effect.  To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

33.       This Amendment may be executed in several counterparts, each of which shall be construed together as one original.  Facsimile signatures on this Amendment shall be considered as original signatures.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Sixth Amended and Restated Credit Agreement as of the day and year first herein above written.

NATIONAL BEEF PACKING

COMPANY, LLC

By:   /s/ Jay D. Nielsen__________

Its: _Chief Financial Officer_____

COBANK, ACB, individually and as Lead Arranger, Syndication Agent and Administrative Agent

By: _/s/ Jim Matzat _____________

Its: _Vice President _____________

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, individually and as a Documentation Agent

By: _/s/ D. Shane Bownds________                           By: _/s/ Rebecca O. Morrow______

Its: _Executive Director__________                           Its: _Executive Director   ________

{SIGNATURE PAGE ONE OF THREE TO SECONDAMENDEMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT}

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THE CIT GROUP/BUSINESS CREDIT, INC.

By: _/s/ Barbara J. Coffin_________

Its: _Assistant Vice President _____

BANK OF OKLAHOMA, N.A.

By: _/s/ Christopher Porter_______

Its: _Vice President ____________

BMO CAPITAL MARKETS FINANCING, INC.

By: __________________________

Its: __________________________

BANK OF AMERICA, N.A. (successor by merger to LaSalle Bank National Association)

By: _/s/ Daniel J. Ricke__________

Its: _Vice President ____________

CALYON – NEW YORK BRANCH

By: __________________________

Its: __________________________

By: __________________________

Its: __________________________

{SIGNATURE PAGE TWO OF THREE TO SECOND AMENDEMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT}

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FIRST NATIONAL BANK OF OMAHA

By: __________________________

Its: __________________________

AMERICAN AGCREDIT, PCA, formerly known as Pacific Coast Farm Credit Services, ACA

By: _/s/ Gary VanSchuyver_______

Its: _Vice President _____________

U.S. BANK NATIONAL ASSOCIATION individually and as a Documentation Agent

BY: _/s/ Thomas R. Martin________

ITS: _Senior Vice President _______

{SIGNATURE PAGE THREE OF THREE TO SECOND AMENDEMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT}

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Exhibit 1A -2 to Sixth Amended and Restated Credit Agreement

Loan Commitment Amounts, Term Loan Outstanding Amounts and Percentages

Swing Line Loan Commitments

Name of Lender	Pro Rata Percentage	Commitment Amount
CoBank, ACB	100.000000000%	$30,000,000.00 (Regular Swing Line Loans) $102,300,000 (Swing Line Bond Loans)

Line of Credit Loan Commitments

Name of Lender	Pro Rata Percentage	Commitment Amount
CoBank, ACB	61.644444444%	$ 138,700,000
Rabobank Nederland	11.022222222%	$ 24,800,000
First National Bank of Omaha	6.666666667%	$ 15,000,000
BMO Capital Markets	2.777777778%	$ 6,250,000
Bank of Oklahoma	2.666666667%	$ 6,000,000
American AgCredit	2.444444444%	$ 5,500,000
Calyon	2.222222222%	$ 5,000,000
Bank of America, N.A.	3.333333333%	$ 7,500,000
The CIT Group/Business Credit, Inc	1.666666667%	$ 3,750,000
US Bank	5.555555556%	$12,500,000
TOTAL:	100.000000000%	$225,000,000

Term Loan Commitments

Name of Lender	Pro Rata Percentage	Commitment Amount
CoBank, ACB	33.000000000%	$ 24,750,000
Bank of America, N.A.	15.000000000%	$ 11,250,000
US Bank	50.000000000%	$ 37,500,000
American AgCredit	2.000000000%	$1,500,000
TOTAL:	100.000000000%	$ 75,000,000

Term Loans

Name of Lender	Pro Rata Percentage	Amount of Term Loan Outstanding on April 14, 2009
CoBank, ACB	75.840984466%	$134,164,886.50
Rabobank Nederland	14.905051462%	$26,367,465.45
BMO Capital Markets	3.084654693%	$5,456,843.02
American AgCredit	2.467723751%	$4,365,474.41
Bank of America, N.A.	1.850792814%	$3,274,105.81
The CIT Group/Business Credit, Inc	1.850792814%	$3,274,105.81
TOTAL:	100.000000000%	$176,902,881.00
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